CERTIFICATION BY THE PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Thomas Lingelbach, Chief Executive Officer of Valneva SE (the “Company”) hereby certifies that, to the best of his knowledge:

1.The Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025, to which this Certification is attached as Exhibit 13.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas Lingelbach
Thomas Lingelbach
Chief Executive Officer
(Principal Executive Officer)

* This certification accompanies the Form 20-F to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Valneva SE under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 20-F), irrespective of any general incorporation language contained in such filing.